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                                  EXHIBIT 4.1

                              SPECIMEN CERTIFICATE




                        [CENTER BANKS INCORPORATED LOGO]

   NUMBER                                                    SHARES
   C 1110                                                   SPECIMEN
COMMON STOCK

                                                       CUSIP 151409 10 9
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT



                                    SPECIMEN


is the owner of

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                          $.01 PAR VALUE PER SHARE, OF

Center Banks Incorporated (Center Banks), a Delaware corporation. The shares represented by this certificate are transferable only on the stock transfer books of Center Banks by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by Center Banks' transfer agent and registrar.
     IN WITNESS WHEREOF, Center Banks has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.



Dated:


By:______________________                     By:____________________________
   Corporate Secretary                           President and Chief Executive
                                                 Officer


                                              Countersigned and Registered

                                              Registrar and Transfer Company
                                              Transfer Agent and Registrar


                                              By: __________________________
                                                  Authorized Signature


                                     [SEAL]
                           CENTER BANKS INCORPORATED
                                 CORPORATE SEAL
                                 1988 DELAWARE




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                           CENTER BANKS INCORPORATED

     The shares represented by this certificate are issued subject to all the provisions of the certificate of incorporation and bylaws of Center Banks Incorporated (Center Banks) as from time to time amended (copies of which are on file at the principal executive office of Center Banks), to all of which the holder by acceptance hereof assents.

     The certificate of incorporation of Center Banks prohibits the following:
(a) the acquisition by any person, at any time, of the beneficial ownership of 10% or more of the outstanding voting stock of Center Banks, unless prior to such acquisition such person has received the approval of two-thirds of the outstanding shares of such voting stock and all required federal and state regulatory approvals, and (b) the offer, by any person, to acquire direct or indirect beneficial ownership of 10% or more of the outstanding voting stock of Center Banks, unless such person has received prior approval to make such offer by having such offer approved by at least two-thirds of the directors then in office, or having prior approval of specified federal and state regulatory agencies to acquire control of Center Banks. These offer and purchase restrictions are not applicable to underwriters in connection with a public offering or to any employee stock purchase plan, pension plan, profit sharing plan or other employee benefit plan of Center Banks or any of its subsidiaries. In the event that voting stock of Center Banks is acquired by any person in violation of the foregoing provisions, all shares owned by such person in excess of 10% of all outstanding voting stock of Center Banks are prohibited from being
(a) voted on any matter, (b) entitled to take other shareholder action, (c) counted as voting stock in connection with any matter submitted to a stockholders' vote, or (d) transferred except with the approval of the board of directors or by an independent trustee appointed by the board of directors. The foregoing provisions are effective as long as SKANEATELES SAVINGS BANK (or any successor institution) continues to be a majority-owned subsidiary of Center Banks.

     The certificate of incorporation of Center Banks also includes a provision the general effect of which is to require an 80% vote of all shareholders to approve a Reorganization or similar transaction with a greater than 10% shareholder of an affiliate or associate thereof, unless the transaction is approved by two thirds of the continuing directors not elected by such interested shareholder or is at a price not less than the maximum amount paid by such interested shareholder in purchasing its greater than 10% interest in Center Banks.

     Center Banks will furnish to any shareholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to Center Banks or to its transfer agent and registrar.
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     The following abbreviations, when used in the inscription of the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM-as tenant in common                            UNIF GIFT MIN ACT-____________Guardian___________
                                                                                (Cust)              (Minor)
     TEN ENT-as tenants by the entireties                                     under Uniform Gifts to Minors

     JT TEN-as joint tenants with rights or survivorship                      Act_________
            and not as tenants in common                                          (State)

                   Additional abbreviations may also be used though not in the above list.

       For value received________hereby sell, assign and transfer unto

    PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


-------------------------------------------------------------------------------------------------------------
               Please Print or Typewrite Name and Address including Postal Zip Code of Assignee

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------shares represented by the within certificate, and do hereby irrevocably constitute and appoint


-----------------------------------------------------------------------------------------------------Attorney
to transfer the said shares on the books of Center Banks with full power of substitution in the premises.

Dated
     ------------------------------------


                                                                ----------------------------------------------
                                                                NOTICE: The signature to this assignment must
                                                                        correspond with the name written upon
                                                                        the face of the certificate in every
                                                                        particular without alteration or
                                                                        enlargement or any change whatever.
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